UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 7, 2012

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2004 Stock Option Plan

On September 7, 2012, the Board of Directors of Implant Sciences Corporation (the “Company”) adopted an amendment to the Company’s 2004 Stock Option Plan (the “Option Plan”) increasing the total number of shares of the Company’s common stock issuable thereunder from 4,000,000 to 20,000,000.

New Option Grants under the Option Plan

On September 7, 2012, the Board of Directors approved the following grants of options (the “New Options”) under the Option Plan, as so amended:

Name of Recipient	Title	Number of Shares Covered by New Option	Number of Shares Beneficially Owned After New Option	% of Class (1)	% of Fully Diluted Capitali-zation (2)
Glenn D. Bolduc (3)	President and Chief Executive Officer	5,442,490	3,571,245	8.00%	4.88%
William McGann (4)	Chief Operating Officer	1,498,972	699,657	1.67%	1.32%
Roger P. Deschenes (5)	Chief Financial Officer	1,058,498	729,249	1.74%	0.98%
Darryl Jones (6)	Vice President, Sales and Marketing	1,258,498	419,499	1.01%	0.98%
Michael C. Turmelle (7)	Director	640,949	1,675,949	3.99%	1.30%
Howard Safir (8)	Director	303,399	503,399	1.21%	0.39%
Robert Liscouski (9)	Director	806,798	1,006,798	2.53%	0.83%
John Keating (10)	Director	303,399	503,399	1.21%	0.39%

_________________________

(1)

Based on 41,094,662 outstanding shares as of September 7, 2012.

(2)

Based on 128,885,222 shares of stock on a fully diluted basis as of September 7, 2012, including (i) 39,800,000 shares of common stock issuable upon the conversion of a $3,184,000 convertible promissory note at a conversion price of $.08 per share; (ii) 15,266,700 shares of common stock issuable upon the conversion of the Company’s Series G Convertible Preferred Stock at a conversion price of $.08 per share; (iii) 11,009,174 shares of common stock issuable upon the conversion of the Company’s Series H Convertible Preferred Stock (if issued upon conversion of a $12,000,000 term note) at a conversion price of $1.09 per share; (iv) 3,180,352 shares of common stock issuable upon the exercise of outstanding warrants at exercise prices ranging from $0.08 to $1.14 per share; (v) 18,521,000 shares of common stock issuable upon the exercise of outstanding options (including the New Options) at exercise prices ranging from $0.10 to $9.92 per share; and (vi) 13,333 shares of common stock issuable in the future pursuant to certain consulting agreements.

(3)

Includes 3,571,245 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

(4)

Includes 699,657 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

(5)

Includes 729,249 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

(6)

Includes 419,499 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

(7)

Includes 880,949 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

(8)

Includes 503,399 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

(9)

Includes 1,006,798 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

(10)

Includes 503,399 shares of common stock, which may be purchased within 60 days of September 7, 2012 upon the exercise of stock options.

Each of the New Options has an exercise price of $1.40 per share. Options granted to Messrs. Bolduc, McGann, Deschenes and Jones are intended to be treated as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Options granted to Messrs. Turmelle, Safir, Liscouski and Keating are intended to be non-qualified options under the Code. One-half of the New Options granted to each of Messrs. Bolduc and Deschenes are immediately exercisable and the other one-half will become exercisable on September 7, 2013, subject to acceleration of vesting upon a “Change in Control,” as defined in the Option Plan. One-third of the New Options granted to each of Messrs. McGann and Jones are immediately exercisable, one-third will become exercisable on September 7, 2013, and the remaining one-third will become exercisable on September 7, 2014, subject to acceleration of vesting upon a “Change in Control.” New Options granted to Messrs. Turmelle, Safir, Liscouski and Keating are immediately exercisable in full. All of the New Options will expire on September 6, 2022, subject to earlier expiration, with respect to Messrs. Bolduc, McGann, Deschenes and Jones, in connection with the termination or cessation of their respective employment with the Company.

The Company intends to seek shareholder approval of the amendment to the Option Plan. However, the Company’s common stock is not presently listed on a securities exchange that requires shareholder approval of compensation and benefit plans or material plan amendments. The grants of the New Options are not, therefore, contingent on the receipt of shareholder approval. If shareholder approval is not received within the one-year time limit imposed by Section 422 of the Code, the New Options that are intended to be treated as incentive stock options will be treated instead as non-qualified options.

Adoption of the Change of Control Payment Plan

On September 7, 2012, the Board of Directors also adopted the Implant Sciences Corporation Change of Control Payment Plan (the “Change of Control Plan” or the “Plan”).

On January 2, 2009, the closing price of the Company’s common stock on the NYSE Amex LLC was $.18 per share. On the date the Change of Control Plan was adopted, the closing price of the common stock on the OTC Markets Group’s OTCPK tier was $1.40. The Board of Directors believes that this increase in shareholder value is directly attributable to the dedication and hard work of the Company’s management team, employees and directors. The Board also believes, however, that the Company’s management and directors own significantly less equity in the Company than do the officers and directors of most publicly traded early-stage (i.e., turn-around) businesses. Accordingly, the Company’s management and directors have not significantly benefitted from the increase in shareholder value between January 2009 and the present, and the Change of Control Plan is intended to provide value to the Company’s management and directors equivalent to the value they would have earned had they owned a more significant portion of the Company’s equity.

Pursuant to the Change of Control Plan, the Board established a target level of stock ownership for each officer as a percentage of the Company’s fully diluted capitalization, and a corresponding ownership percentage for directors. To reflect the increase in shareholder value between January 2009 and the adoption of the Plan, the Board determined that each officer and director should be allocated a “Change of Control Payment” equal to the product of (x) the closing price of the Company’s common stock on September 7, 2012 (i.e., $1.40) less a “floor price,” multiplied by (y) the number of New Options granted to such participant. The floor price applicable to directors and officers who served the Company at the beginning of the turn-around is $.20, i.e., slightly above the closing price of the common stock on January 2, 2009. The floor prices for Messrs. McGann and Jones are $.51 and $.67, respectively, reflecting the closing prices of the common stock on the dates those officers joined the Company.

As described below, benefits under the Change of Control Plan are payable upon, and only upon, a “Change of Control,” as defined in the Plan, involving the Company. Accordingly, the payment of benefits allocated under the Plan will be further deferred until such time as all shareholders receive payments for or in respect of their common stock in a transaction constituting a Change of Control.

The Company is not currently in discussions with any third parties concerning any transaction that would constitute a Change of Control, it is not aware of any efforts of any third parties to engage in any such transaction, and the Board of Directors has no current intention of seeking offers to engage in any such transaction.

The following is a summary of the material terms of the Change of Control Plan. This summary is qualified in its entirety by reference to the complete Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Participants.  The Board has designated each of the Company’s officers and directors who received a New Option, including the Company’s Vice President of Product Development, Vice President of Manufacturing and the estate of Mr.  Joseph E. Levangie, a former member of the Board of Directors, as eligible to receive benefits under the Change of Control Plan upon the effective time of a Change of Control. The termination of employment of any such officer or the termination of membership on the Board of any such director prior to a Change of Control will not affect the eligibility of any such participant or his or her beneficiary to receive benefits under the Plan.

Plan Benefits.  The Change of Control Plan provides for a lump sum, calculated as described above, to be paid to each participant, in cash (the “Plan Benefits”), upon a Change of Control. The Plan Benefits payable to all participants in the Plan are as follows:

Name of Participant	Plan Benefit
Glenn D. Bolduc	$6,530,988
William McGann	1,334,085
Roger P. Deschenes	1,270,198
Darryl Jones	918,704
Michael C. Turmelle	769,139
Howard Safir	364,079
Robert Liscouski	968,158
John Keating	364,079
Other Participants	2,384,396
Total Plan Benefits	$14,903,825

The Change of Control Plan is unfunded and all Plan Benefits will be paid only from the Company’s general assets.

Form and Timing of Payments. The Plan Benefits will be payable to participants, or their respective beneficiaries, in cash, within 30 days after the date of the Change in Control.

Definition of “Change of Control”. As defined in the Change of Control Plan, the term “Change of Control” means the occurrence of an event or series of events which qualify as a change in control event for purposes of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5), including:

(i)

A change in the ownership of the Company, which occurs on the date that any person or persons acting as a group (a “Group”), other than certain “Excluded Persons” (as defined below) acquires ownership of the Company’s stock that, together with the stock then held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock. However, if any one person or Group is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or Group will not be considered to cause a Change of Control.

(ii)

A change in the effective control of the Company, which will be deemed to occur on the date that:

(1)

Any one person or Group, other than certain Excluded Persons, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of the Company’s stock possessing 30% or more of the total voting power of the Company’s stock. However, if any one person or Group is considered to own more than 30% of the total voting power of the Company’s stock, the acquisition of additional voting stock by the same person or Group will not be considered to cause a Change of Control; or

(2)

A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii)

A change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any one person or Group, other than certain Excluded Persons, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to more than 40% of the total Gross Fair Market Value of all the Company’s assets immediately prior to such acquisition, other than in certain Excluded Transactions (as defined below).

For purposes of the definition of Change of Control:

(i)

“Gross Fair Market Value” means the value of the Company’s assets, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.

(ii)

Persons will not be considered to be acting as a Group solely because they purchase or own the Company’s stock at the same time, or as a result of the same public offering, or solely because they purchase the Company’s assets at the same time, or as a result of the same public offering, as the case may be.  However, persons will be considered to be acting as a Group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets or similar business transaction with the Company.

(iii)

“Excluded Transaction” means any transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (C) a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the Company’s outstanding stock (determined after the asset transfer); or (D) an entity at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the preceding clause (C) (determined after the asset transfer).

(iv)

“Excluded Person(s)” means (A) the Company or any Related Entity (as defined below); (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Related Entity; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock.

(v)

“Related Entity” means the Company, its affiliates and any other entities that, along with the Company, are considered a single employer pursuant to Section 414(b) or (c) of the Code and the Treasury regulations promulgated thereunder, determined by applying the phrase “at least 50 percent” in place of the phrase “at least 80 percent” each place it appears in such Treasury regulations or Section 1563(a) of the Code.

Obligations of the Participants. No participant will be eligible to receive Plan Benefits unless such participant has executed an Agreement Related to Nondisclosure, Noncompetition and Other Matters, in the form attached as Exhibit B to the Change of Control Plan. Such agreement provides, generally, that (i) all confidential information concerning the Company’s business or financial affairs in the participant’s possession is the Company’s exclusive property; (ii) the participant must disclose to the Company all ideas and inventions conceived of by the participant during his service to the Company or within one year afterward and, with certain exceptions, assign to the Company all rights in such ideas and inventions; and (iii) during his service to the Company and for a period of one year afterward, the participant may not, directly or indirectly, compete with the Company, induce any of the Company’s employees to terminate their relationships with the Company or contact or solicit the busines of any of the Company’s customers or prospective customers.

In addition, in order to ensure a smooth transition after a Change of Control, a successor entity to the Company may require, as a condition to the payment of any Plan Benefit, that a participant who is an employee of the Company or one of its affiliates on the date of the Change of Control continue to provide services to, and remain employed by, the successor entity for up to 30 days following the Change of Control, provided that during such 30-day period the participant must continue to receive at least the same base salary that was in effect immediately prior to the Change of Control.

Taxation of Plan Benefits.

Withholding Taxes. The Company may withhold from Plan Benefits amounts which it determines are necessary to satisfy its obligation to withhold federal, state and local income taxes or other taxes or amounts required to be withheld.

Section 4999 Gross-Up Payments. In the event that the compensation payable to or for the benefit of a participant upon a Change of Control (whether pursuant to the Change of Control Plan or otherwise) (the “Parachute Payments”) would subject the participant to the excise tax levied on certain “excess parachute payments” under Section 4999 of the Code, the Company must make an additional payment to the participant in an amount such that, after reduction for all taxes, the remaining amount equals the excise tax described in Section 4999 of the Code and all related interest and penalties due with respect to such participant's Parachute Payments.

409A Gross-Up Payments. In the event that any payments under the Change of Control Plan (the “Payments”) are determined to be subject to the interest charges and taxes imposed by Section 409A(a)(1)(B) of the Code, or any state, local, employment or foreign taxes of a similar nature, or any interest charges or penalties with respect to such taxes (“Section 409A Tax”), then the Company must pay the participant, if requested, an additional amount such that the net amount retained by the participant after deduction of the Section 409A Tax (but not any federal, state, or local income tax or employment tax) and any federal, state, or local income tax, or employment tax upon the gross-up described in this paragraph will be equal to the Payments.

Amendment; Termination. The Board or the Board’s Compensation Committee (or another committee designated by the Board) may terminate the Change of Control Plan effective on at least 30 days’ prior notice to each participant. Any such termination or amendment, however, that imposes additional obligations on, or impairs the rights of, a participant under the Plan will not be effective without the participant’s written consent.

Item 7.01

Regulation FD Disclosure

On September 13, 2012, the Company issued a press release announcing the grants of the New Options and the adoption of the Change of Control Plan as described in Item 5.02. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

10.1

Amendment to Implant Sciences Corporation’s 2004 Stock Option Plan

10.2

Implant Sciences Corporation Change of Control Payment Plan

99.1

Press Release of Implant Sciences Corporation dated September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes

Roger P. Deschenes

Vice President, Finance and Chief Financial Officer

Date:  September 13, 2012

EXHIBIT INDEX

Exhibit No.

Description

10.1

Amendment to Implant Sciences Corporation’s 2004 Stock Option Plan

10.2

Implant Sciences Corporation Change of Control Payment Plan

99.1

Press Release of Implant Sciences Corporation dated September 13, 2012